Exhibit 99.1 -- Canadian Bankruptcy Petition


                                  VANCOUVER
                                 MAR 21 2002
                                  REGISTRY
                                                             No. 225054VA0
                                                           Vancouver Registry
   SUPREME COURT
OF BRITISH COLUMBIA
        SEAL
      VANCOUVER
      REGISTRY

                    IN THE SUPREME COURT OF BRITISH COLUMBIA

                                IN BANKRUPTCY

                        IN THE MATTER OF THE BANKRUPTCY OF

                         MODERNGROOVE ENTERTAINMENT, INC.


                                   PETITION

We, Canadian Imperial Bank of Commerce, of 6th Floor, 400 Burrard Street, in the City of Vancouver, in the Province of British Columbia, hereby petition the Court that Moderngroove Entertainment, Inc. be adjudged bankrupt and that a Receiving Order be made in respect of the property of Moderngroove Entertainment, Inc. whose registered office is at 300 - 15127 - 100th
Avenue, Surrey, British Columbia, lately carrying on business at Vancouver, British Columbia and say:

1. That Moderngroove Entertainment, Inc. has at some time during the six months next preceding the filing of this Petition carried on business at Vancouver or Surrey, British Columbia, within the jurisdiction of this Court;

2. That the said Moderngroove Entertainment, Inc. is justly and truly indebted to us in the sum of $304,482.40 together with interest calculated from February 8, 2002 and costs;

3. That we hold security for payment of the said sum and we estimate the value of such security at the sum of $10,000;

                                   - 2 -

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4. That Moderngroove Entertainment, Inc. within the six months next preceding the date of the filing of this Petition has committed the following acts of bankruptcy; namely:

   (a) It has ceased to meet its liabilities generally as they become due;

5. That BDO Dunwoody Limited of 600 - 666 Burrard Street, Vancouver, British Columbia, is qualified to act as Trustee of the property of the said debtor, has agreed to act as such and is acceptable to the Petitioner.


   DATED at the City of Vancouver, Province of British Columbia,
      March 21, 2002.


                                    Canadian Imperial Bank of Commerce

                                    Per:

                                    /s/ Peter C. Lee
                                    ----------------------------------
                                    DAVIS & COMPANY (Peter C. Lee)
                                    Solicitor for Petitioner


   ISSUED at the City of Vancouver, in the Province of British Columbia, March 21, 2002.

                                        V. SMITH
                                        REGISTRAR
                                    ----------------------------------
                                    REGISTRAR IN BANKRUPTCY


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